Investor Presentation September 2016

Forward-Looking Statements This presentation and related conversations contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: expectations related to household formations, home ownership rates, and other demographics and the impact of such matters on rental demand, rent growth, asset values, and other of our operating results; industry rent forecasts and our ability to raise rents; intentions related to asset sales, including pricing, volume and identity of such assets and our ability to invest in higher yielding assets; our ability to lease and operate acquired properties and to improve our operating performance, including our abilities and projections related to turnover rates and timeframes, operating costs, rent increases, and occupancy rates; our projected financial and operating results; our intentions related to our capital allocation strategy, including through the use of share repurchases; future real estate values and prices; and the general economy and its impact on Silver Bay’s results. The forward-looking statements contained in this presentation and related conversations reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 3 "Quantitative and Qualitative Disclosures about Market Risk" in the Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 2016 and June 30, 2016 and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the Securities and Exchange Commission (“SEC”); defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver Bay’s ability to implement and manage its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT. The forward-looking statements in this presentation and related conversations represent Silver Bay’s views as of the date of this presentation. Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws. Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this presentation. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. 2

About Silver Bay Internally Managed REIT  NYSE Listed: SBY  First publicly traded single-family rental REIT formed in 2012  Internally managed REIT focused on acquisition, renovation, leasing and management of single-family properties in the U.S. Enterprise Value(1)  $1.3 billion Portfolio(1)  8,911 properties with concentration in Georgia, Florida and Arizona  Estimated market value per property of $167,000  Average monthly rent of $1,190 for a 3 bed/2 bath home Operating Metrics(1)  Portfolio occupancy rate of 97.6%  Same-Home net operating income (NOI) (2) increased 12% year over year in the second quarter 2016 to $12.6 million  Trailing four quarter turnover rate of 29.6% Capital Allocation(1)  Continued focus on recycling capital in higher yielding assets  Dividend yield of 2.7% as of September 19, 2016  Opportunistically repurchased 11% of Silver Bay market capitalization since formation 3 (1) Data as of and for the quarter ended June 30, 2016, unless otherwise stated (2) NOI is a non-GAAP financial measure. See the non-GAAP reconciliation included in the appendix. GAAP is defined as in accordance with accounting principles generally accepted in the United States.

Investment Highlights Strong Fundamentals Underpin the Single-Family Rental Industry  Household formations and low homeownership rates driving demand  Strong demographics  Prospects for continued rental growth remain  Single-family rental industry in early stages of institutional ownership Silver Bay is Well Positioned to Drive Cash Flow and Maximize Long-term Stockholder Value  Diversified portfolio of assets in 11 markets  Emphasis on portfolio optimization  Focus on operational excellence  Disciplined capital allocation strategy 4

Single-Family Rental Industry Overview

Households Growing & Housing Starts Lag(1) Homeownership Rates(1) (%) Household Formations and Lower Homeownership Rates Driving Rental Demand 6 (1) Current Population Survey/Housing Vacancy Survey, Series H-111, U.S. Census Bureau; National Association of Realtors; US Census Bureau, Population Division (2) Single-Family Rental Primer, Green Street Advisors – Advisory & Consulting Group  The number of households in the U.S. has continued to grow while the supply of new housing has not kept pace − An estimated 6.6 million total households are expected to be formed over the next 5 years(2) − Single-family rentals are expected to capture approximately 1.5 million of these formations(2)  The decline in home ownership rates has benefited single-family rental demand − Millennials (18-35 year-olds) have one of the lowest home ownership rates and it’s declining 0 500 1,000 1,500 2,000 0 20,000 40,000 60,000 80,000 100,000 120,000 1991 1995 1999 2003 2007 2011 2015 Total Households (000's) (LH) Housing Starts (000's) (RH) 20 30 40 50 60 70 80 Dec-95 Dec-05 Dec-15 Under 35 years 35 to 44 years Household formations outpacing housing supply and U.S. homeownership declining

-2,000,000 0 2,000,000 4,000,000 6,000,000 8,000,000 10,000,000 18-24 years 25-44 years 45-64 years Projected Population Growth by Cohort(1)(2) 2015-2025 Key Factors Influencing Housing Decisions Include(2) Millennials’ Needs are Driving Demand for Single-Family Rentals 7 (1) Current Population Survey/Housing Vacancy Survey, Series H-111, U.S. Census Bureau; National Association of Realtors; US Census Bureau, Population Division (2) Single-Family Rental Primer; Green Street Advisors – Advisory & Consulting Group Delayed Life Events  Buying first home later  Living with parents longer  Marrying later  Having children later Financial Constraints  Inability to afford to buy a home Millennials are the largest growth cohort for Silver Bay rental demand

3% 97% 3% 46% 42% 9% Millennials Require More Space as They Start Families  Single-family rental homes are more spacious than most apartments – The vast majority of single- family rental homes are 3+ bedrooms versus only 9% of apartments  Silver Bay’s single-family rentals are priced attractively at $0.69 per square foot versus apartments at $1.03 per square foot  In comparable markets, Silver Bay average rent is 33% below apartment rental rates (1) Silver Bay data is as of June 30, 2016 (2) Single-Family Rental Primer; Green Street Advisors – Advisory & Consulting Group SBY Portfolio (1) Apartments (2) Studio 1 Bedroom 2 Bedrooms 3+ Bedrooms 8 SBY Single-Family Portfolio(1) Apartments(2) Market Avg. SF Avg. Rent Rent/SF Avg. SF Avg. Rent Rent/SF Atlanta 1,803 $1,086 $0.60 1,031 $1,054 $1.02 Charlotte 1,646 $1,089 $0.66 965 $987 $1.02 Las Vegas 1,717 $1,209 $0.70 939 $883 $0.94 Phoenix 1,636 $1,118 $0.68 886 $926 $1.04 Tampa 1,623 $1,318 $0.81 938 $1,069 $1.14 Average 1,685 $1,164 $0.69 952 $984 $1.03 Avg. Rent/SF Discount to Multifamily -33%

Home Prices and Rents(1) Industry Rental Growth Expected to Continue  Rents have increased 4.0% compounded annually since 2000(1)  Single-family rents are forecasted to grow approximately 3% annually through 2020(2)  Rental rate increases are highly correlated with HPA (1) U.S. Census Bureau and FHFA U.S. House Price Index (2) Single-Family Rental Primer; Green Street Advisors – Advisory & Consulting Group 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% FHFA US House Price Index (NSA) U.S. Census Median SFR Rent Economic factors favorable to rental rates 9

Single-Family vs. Apartment Construction Historical Averages(1) Underbuilding Driving Better Rental Rates and HPA  Supply of apartments has risen dramatically in the past few years, which should put pressure on multi-family pricing  Conversely, single-family homes are in short supply which could perpetuate a strong rental environment (1) U.S. Census Bureau; Single-Family Rental Primer; Green Street Advisors – Advisory & Consulting Group 63% 131% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% 1990 1995 2000 2005 2010 2015 Single Family Apartments Overbuilt Underbuilt 10 Single-family construction has lagged apartments

Single-Family vs. Commercial Property Prices(1) Residential Property Prices are Relatively More Stable  Commercial property valuations are more sensitive to movements in interest rates. As interest rates rise, cap rates typically rise which causes more volatility in commercial property prices.  Single-family rentals can be valued in two ways: – Following a traditional cap rate methodology – Alternatively, via sales into the owner-occupant market, offering downside protection in a rising interest rate environment (1) FHFA and Green Street Advisors Commercial Property Price Index. 0% 20% 40% 60% 80% 100% 120% 140% 160% FHFA US House Price Index (NSA) Green Street Commercial Property Price Index 11 Residential property prices are historically less volatile than commercial prices highlighting a compelling risk-return profile

Single-Family Rental Industry in Early Stages of Institutional Ownership (1) Single-Family Rental Primer; Green Street Advisors – Advisory & Consulting Group (2) Based on Silver Bay estimates Institutional ownership represents a minority (1.3%) of total single-family rentals in the U.S., leaving significant opportunity for portfolio acquisitions 12 Total SFR Units (1) Institutionally Owned Units (2) 15.7 M 200 K

Silver Bay Overview

Silver Bay Formation and History


Provident entities begin to acquire single-family rentals
2009
2012
Two Harbors ("TWO") begins to acquire single-family rentals
SBY IPO: TWO and Provident contributions in kind; $263 million equity capital raised
2013
2014
SBY completes internalization of external manager
SBY closes $313 million securitization transaction
2015
SBY acquires ~2,400 properties from The American Home
SBY appoints Thomas Brock as CEO
2016

SILVERBAY Realty Trust Corp.
14

Silver Bay Portfolio is Diversified Across the U.S. (1) Total properties are as of June 30, 2016 and exclude properties reflected as assets held for sale on the Company's balance sheets (2) ‘Other’ category consists of properties within Nevada and Ohio. 8,911 Properties(1) [SERI ES NAME] 30% [SERI ES NAME] 27% [SERI ES NAME] 18% [SERI ES NAME] 8% [SERI ES NAME] 6% [SERI ES NAME] 5% [SERI ES NAME] 6%(2) PERCENTAGE 75% NORTHERN CA 382 SOUTHERN CA 23 LAS VEGAS 290 PHOENIX 1,424 TUCSON 209 DALLAS 503 SOUTHEAST FLORIDA 362 JACKSONVILLE 451 COLUMBUS 284 ATLANTA 2,697 CHARLOTTE 684 TAMPA 1,112 ORLANDO 490 15 CORPORATE HEADQUARTERS PLYMOUTH, MN

Our Strategic Priorities PRIORITY OVERVIEW CAPITAL ALLOCATION  Balanced approach to maximizing long-term stockholder value — Reinvestment in higher yielding assets — Dividends — Share repurchases 16 PORTFOLIO OPTIMIZATION  Recycling capital from lower yielding non-core properties into higher yielding properties in our core markets — Improve yield on that capital by 1-2% — Higher growth core markets drive investment decisions OPERATIONAL EXCELLENCE  Maximize revenue through rental increases and maintain high resident retention and occupancy — Renewals avoid costly turnover expense — Re-lease rates are exceeding renewals — Aggregate occupancy has exceeded 94% since the second quarter of 2015  Reduce property level spend through operational process improvements — Utilization of service technicians — Enhanced vendor management — Leveraging our technology platform

Rental Increases and Retention Average Monthly Rent Balanced approach to revenue growth Strong Rental Demand is Driving Top Line Growth $1,149 $1,159 $1,167 $1,178 $1,190 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016  Average monthly rent continues to improve  Pursue renewals Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Renewals 3.4% 3.7% 3.5% 3.3% 3.4% Releases 5.2% 5.5% 4.1% 4.8% 8.1% Retention 79.7% 77.5% 80.3% 81.0% 79.8% 70% 72% 74% 76% 78% 80% 82% 2.5% 3.5% 4.5% 5.5% 6.5% 7.5% Re te n ti o n Re n ta l In c re a s e s 17

(1) US Census; 12/31/15  The HUD’s housing expenditure threshold is 30% of household income  Silver Bay’s annual average rent of $14,000 represents only 24% of a resident’s income, well below the HUD standard  This leaves considerable room for rental increases while still staying below the 30% HUD standard  Silver Bay’s median household income of $58,000 is slightly higher than the national average of $56,000 Affordability Gap Gives SBY Ability to Grow Rents U.S. SBY $58,000 $17,400 $14,000 100% 30% 100% 50% SBY Median Household Income 30% 50% 24% Affordability Gap = $3,400 18 $56,000 $16,200 U.S. Median Household Income(1)

Same-Home NOI ($ in 000's) Same-Home Revenue ($ in 000's) $20,852 $21,103 $21,181 $21,672 $22,065 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 High Occupancy and Rental Increases Drive Same-Home NOI Growth  Same-home portfolio of 5,942 properties represents approximately 67% of total portfolio  NOI(1) year-over-year growth in the second quarter of 2016 was primarily due to revenue growth as a result of robust rental demand and occupancy and reduced turn time (1) NOI is a non-GAAP financial measure. See the non-GAAP reconciliation included in the appendix. GAAP is defined as in accordance with accounting principles generally accepted in the United States. $11,207 $11,241 $11,776 $11,994 $12,555 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 19

Days to Turn and Move-Out to Move-In (1) Internal Property Management 56 54 59 54 41 25 20 17 15 13 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Move Out To Move In Days to Turn Intense Focus on Operations Driving Improved Efficiency (1) Days from move-out to move-in represents the number of days from past resident move out date until a new resident moves into the same property. Days to turn represents the number of days from a resident vacating and when the property is rent ready. - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2012 2013 2014 2015 Pr o p e rt ie s O w n e d Internally Managed Third-party Managed Internally Managed Properties Increased property management to nearly 95% today which provides for consistent approach Service Technicians Expanded our service technician program across all our internally managed markets which provides for more oversight of our properties and at a lower cost than third party vendors Vendor Management Evaluating our supply chain and renegotiating vendor arrangements Leasing Driving traffic to our properties through our extensive marketing channels and through our self-showing solution Reducing Days to Turn A one day improvement in days to turn increases cash flow by approximately $100,000 annually 20 47.3% 50.9% 72.5% 94.5%

SBY Focused on Portfolio Optimization (1) Represents properties sold or contracted to be sold as of September 12, 2016 and the contracted price as a percentage of Silver Bay’s estimated fair market value (1) Reallocating capital to our core markets by disposing of non-core assets(1) and reinvesting DISPOSITION: SOUTHERN CA DISPOSITION: SE FLORIDA REINVESTMENT: ATLANTA REINVESTMENT: TAMPA REINVESTMENT: ORLANDO DISPOSITION: HOUSTON 21 REINVESTMENT MARKET HOMES Atlanta 267 Orlando 31 Tampa 31 DISPOSITION Achieving net proceeds in portfolio and listed sales consistent with fair market value execution MARKET HOMES Southern California 129 Houston 122 SE Florida 31

Portfolio Optimization and Operational Improvements Drive Increased Cash Flow Generation

Steady increases in cash flow a result of continued focus on strategic priorities

- Our net loss[1] in recent quarters has declined due to strong rental growth and occupancy, operational efficiencies and some cost control along with gains on certain asset sales
- Trailing twelve months Core FFO[2] grew $9.7 million or 50% from the second quarter of 2015 to the second quarter of 2016



Net Loss -Trailing Twelve Months
($ in 000s)
$(56,173)
$(55,089)
$(11,646)
$(9,952)
$(9,700)
$(6,036)
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016



Core FFO -Trailing Twelve Months
($ in 000s)
$15,399
$19,345
$22,782
$25,405
$28,130
$29,035
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016

(1) The net loss in the trailing twelve months ended Q1 2015 and Q2 2015 includes $39.2 million of management internalization, of which $36.2 million represents a non-cash charge.
(2) Core FFO is a non-GAAP financial measure. See the non-GAAP reconciliation included in the appendix. GAAP is defined as in accordance with accounting principles generally accepted in the United States.

SILVERBAY Realty Trust Corp.
22

$0.22 $0.31 $0.39 $0.46 $0.50 $0.51 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Capital Allocation Strategy  Steady increases in cash flow resulted in strong dividend growth and share repurchases – Dividend has grown 13-fold since formation – Opportunistically repurchased 11% of market cap since formation at $15.82 per share(1)  Continue to focus on portfolio optimization including reinvestment in higher yielding assets (1) As of June 30, 2016, 4.2 million shares of SBY stock have been repurchased at an average price of $15.82 per share. 23 Silver Bay has a balanced approach to maximizing long-term stockholder value Dividend Per Share Trailing Twelve Months

Key Takeaways Silver Bay participates in an industry with strong fundamentals  Economic conditions driving demand  Strong demographics due to growing millennial population  Low housing supply is resulting in rental rate growth  Majority of single-family ownership is still “mom and pops” allowing for potential portfolio expansion Silver Bay is focused on three primary strategic priorities in order to maximize long-term stockholder value  Focus on operational excellence  Emphasis on portfolio optimization  Disciplined capital allocation strategy 24

Appendix: Q2 Results and Portfolio Details

Q2 – 2016 Highlights  Total revenue of $31.5 million, an increase of 4.3%, notwithstanding a decrease of 350 properties in the aggregate portfolio, compared to the second quarter of 2015  Aggregate occupancy rate increased to 97.6%, a 2.9% improvement compared to the second quarter of 2015  Net loss of $0.2 million, or $0.01 per common share, compared to a loss of $3.9 million, or $0.10 per common share, in the second quarter of 2015  Net operating income (“NOI”)(1) of $18.1 million, an increase of 8.0% compared to the second quarter of 2015  Same-Home NOI increased 12% year over year, to $12.6 million compared to $11.2 million in the second quarter of 2015  Core Funds from Operations (“Core FFO”)(1) of $7.8 million, compared to $6.9 million in the second quarter of 2015  Second quarter dividend of $0.13 per share, which was fully supported by cash flow from operations (1) NOI and Core FFO are non-GAAP financial measures. See the non-GAAP reconciliation included in the appendix. GAAP is defined as in accordance with accounting principles generally accepted in the United States. 26

Silver Bay Homes are Affordable Average Property Characteristics(1) Estimated Market Value per Property $167,000 Monthly Rent per Property $1,190 Age (years) 26.8 Square Footage 1,644 Beds 3.3 Baths 2.1 (1) All figures presented are for the SBY portfolio as of June 30, 2016. Households earning around $45,000 a year can qualify for a Silver Bay home 27

Portfolio of Single-Family Properties

As of June 30, 2016

Market	Number of Properties[1]	Aggregate Investment in Real Estate[2] (in thousands)	Average Investment in Real Estate Per Property (in thousands)	Average Age[3] (in years)	Average Square Footage
Atlanta	2,697	$317,820	$118	21.9	1,803
Phoenix	1,424	203,508	143	27.2	1,636
Tampa	1,112	160,355	144	27.6	1,623
Charlotte[4]	684	85,196	125	15.6	1,646
Dallas	503	67,789	135	24.0	1,619
Orlando	490	66,036	135	28.5	1,500
Jacksonville	451	59,613	132	27.4	1,536
Northern CA [4]	382	73,074	191	47.4	1,399
Southeast FL[4]	362	72,297	200	44.7	1,495
Las Vegas	290	41,325	143	19.7	1,717
Columbus	284	33,199	117	38.6	1,414
Tucson	209	17,608	84	43.0	1,330
Southern CA[4]	23	3,740	163	44.8	1,373
Totals	8,911	$1,201,560	$135	26.8	1,644

(1) Total properties exclude properties reflected as assets held for sale on the Company's balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated.
(2) Aggregate investment in real estate includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles ("GAAP"), incurred through June 30, 2016 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate investment in real estate includes $18.7 million in capital improvements, incurred from the Company's formation through June 30, 2016, made to properties that had been previously renovated, but does not include accumulated depreciation.
(3) As of June 30, 2016, approximately 4% of the properties in the aggregate portfolio were less than 10 years old, 38% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 10% were between 40 and 50 years old and 10% were more than 50 years old. Average age is an annual calculation.
(4) Charlotte market includes properties in South Carolina due to its proximity to Charlotte, North Carolina. Northern California market currently consists of Contra Costa, Napa and Solano counties. Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties. Southern California market currently consists of Riverside and San Bernardino counties.

SILVERBAY Realty Trust Corp.

28

Market Number of properties Properties Occupied Properties Vacant Aggregate Portfolio Occupancy Rate Average Monthly Rent(1) Atlanta 2,697 2,638 59 97.8% $ 1,086 Phoenix 1,424 1,394 30 97.9% 1,118 Tampa 1,112 1,086 26 97.7% 1,318 Charlotte 684 663 21 96.9% 1,089 Dallas 503 486 17 96.6% 1,318 Orlando 490 481 9 98.2% 1,187 Jacksonville 451 441 10 97.8% 1,155 Northern CA 382 377 5 98.7% 1,658 Southeast FL 362 354 8 97.8% 1,682 Las Vegas 290 281 9 96.9% 1,209 Columbus 284 274 10 96.5% 1,076 Tucson 209 203 6 97.1% 852 Southern CA 23 22 1 95.7% 1,196 Totals 8,911 8,700 211 97.6% $ 1,190 Portfolio Summary of Leasing Status of Properties As of June 30, 2016 (1) Average monthly rent for occupied properties was calculated as the average of the contracted monthly rent for all occupied properties as of June 30, 2016 and reflects rent concessions amortized over the life of the related lease. 29

Non-GAAP Definitions Net Operating Income and Same-Home Net Operating Income. The Company defines net operating income ("NOI") as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, portfolio acquisition expense, general and administrative expenses, share-based compensation, severance and other, interest expense, net gain on disposition of real estate, income tax expense, net and other non-comparable items as applicable. The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of its real estate operations without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. The Company believes Same-Home NOI is a useful measure of performance because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio. Core Funds From Operations. Core funds from operations ("Core FFO") is a non-GAAP financial measure that the Company uses and believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The Company believes this supplemental measure of performance is helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts net income for depreciation and amortization, gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, expensed acquisition fees and costs, including those associated with the portfolio acquisition, share-based compensation, severance and other, income tax expense on the disposition of real estate, and certain other non-cash or non-comparable costs to arrive at Core FFO. Core FFO should not be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or a measure of liquidity. This non-GAAP measure is not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses this non-GAAP measure for comparability in assessing the Company’s performance against other REITs, not all REITs compute this non-GAAP measure in the same manner. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on Core FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts Core FFO because costs that are accounted for as expenses reduce Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of Core FFO. Core FFO is calculated on a gross basis and, as such, does not reflect adjustments for the noncontrolling interests - Operating Partnership. 30

Non-GAAP Reconciliation Net Operating Income and Same-Home Net Operating Income The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP, by quarter, for the trailing five quarters ended June 30, 2016 (amounts in thousands): 31

Non-GAAP Reconciliation Core Funds from Operations The following table sets forth a reconciliation of the Company's net loss as determined in accordance with GAAP and its calculation of Core FFO for the trailing nine quarters ended June 30, 2016 (amounts in thousands): 32